Exhibit 99.1

Contact:
Edward M. Slezak	Alan B. Lewis
Acclaim Entertainment, Inc.	Acclaim Entertainment, Inc.
(516) 656-5000	(516) 656-5000
eslezak@acclaim.com	alewis@acclaim.com

ACCLAIM ENTERTAINMENT, INC. ANNOUNCES

NON-CASH RESTATEMENT OF 2001 RESULTS OF OPERATIONS

AND SUBSEQUENT PERIOD BALANCE SHEETS

GLEN COVE, NY, May 5, 2004 – Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), today announced that, as a result of the Company’s internal review of its financial reports for its fiscal year ended March 31, 2004, the Company discovered an accounting error which occurred during the Company’s 2001 fiscal year. In fiscal 2001, the Company incorrectly recorded a $9.5 million bank advance relating to a junior participation transaction between the Company, its primary lender and six junior participants. As a result of this accounting error, the Company will be restating its audited financial statements for its fiscal year ended August 31, 2001, as well as its quarterly and year-end balance sheets (both audited and unaudited) included in the financial statements for the Company’s fiscal years ended August 31, 2002 and March 31, 2003.

The Company anticipates that this restatement will result in a reduction, by $9.5 million, of the Company’s net earnings for fiscal year 2001, from a reported amount of $17.3 million to $7.8 million (from $0.26 to $0.12 per diluted common share). The Company expects that there will be no impact on its historical cash flows or cash position; however, this restatement will affect all of the Company’s reported balance sheets (audited and unaudited), subsequent to August 31, 2001, by increasing both the Company’s short-term borrowings and accumulated deficit by $9.5 million. This adjustment will not impact the Company’s current or historical cash balances.

This press release includes certain statements regarding, among other things, the amounts and expected effect of a non-cash restatement of the Company’s audited financial statements, which constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are subject to certain risks and uncertainties, including, the risk that the information being provided herein is preliminary and is subject to further verification and confirmation. Such risks and uncertainties could cause actual results to differ materially from those being projected herein. The Company’s management believes these forward looking statements are reasonable based on current expectations; however, undue reliance should not be placed on such forward looking statements.

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ACCLAIM/2

About Acclaim Entertainment

Based in Glen Cove, N.Y., Acclaim Entertainment, Inc., is a worldwide developer, publisher and mass marketer of software for use with interactive entertainment game consoles including those manufactured by Nintendo, Sony Computer Entertainment and Microsoft Corporation as well as personal computer hardware systems. Acclaim owns and operates five studios located in the United States and the United Kingdom, and publishes and distributes its software through its subsidiaries in North America, the United Kingdom, Australia, Germany, France and Spain. The Company uses regional distributors worldwide. Acclaim also distributes entertainment software for other publishers worldwide, publishes software gaming strategy guides and issues “special edition” comic magazines periodically. Acclaim’s corporate headquarters are in Glen Cove, New York and Acclaim’s common stock is publicly traded on NASDAQ.SC under the symbol AKLM. For more information please visit our website at www.acclaim.com.

The statements contained in this release which are not historical facts are “forward-looking statements.” Acclaim cautions readers of this press release that a number of important factors could cause Acclaim’s actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other factors that could affect Acclaim, are described in Acclaim’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and Acclaim’s subsequent Quarterly Reports on Form 10-Q, all of which were filed with the United States Securities and Exchange Commission. Readers of this press release are referred to such filings.

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